Exhibit 10.7

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made and entered into as of September 10, 2024, by and between:

Lender:

Michael Ssebugwawo Muyingo, an individual residing at 365 S St Andrews Pl Los Angeles CA 90018, the sole officer and director of SUN.

Borrower:

SUN, a Wyoming corporation, having its principal place of business at 10 Lily Pond Lane East Hampton, New York 11937

1.	Loan Amount and Purpose

The Lender agrees to loan the Borrower the principal sum of Fifty-Three Thousand Eight Hundred Thirty-One Dollars ($53,831) (the “Loan”). The Loan proceeds shall be used solely for the purpose of:

•	Acquiring office equipment; and

•	Funding the purchase of long-term investments related to the Company’s operations.

2.	Term

This Loan shall be due and fully payable on or before September 24, 2027

(“Maturity Date”).

3.	Interest

No interest shall accrue on the Loan; the Loan is non-interest-bearing.

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4.	Repayment Terms

The full outstanding principal amount shall be repaid in one lump sum on or before the Maturity Date. Borrower may prepay all or any portion of the Loan at any time without penalty.

5.	Security

This Loan is unsecured. The Borrower is not required to pledge any collateral or issue any security in connection with this Loan.

6.	Subordination

The Lender agrees that this Loan shall be subordinate in right of payment to any senior debt that may be incurred by the Company in the future from commercial banks or institutional lenders.

7.	Waiver and Amendment

No modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by both parties.

8.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of law principles.

9.	Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior discussions and agreements regarding the Loan.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUN

By: /s/ Michael Ssebugwawo Muyingo

Name: Michael Ssebugwawo Muyingo

Title: Chief Executive Officer

Date: September 10, 2024

LENDER

By: /s/ Michael Ssebugwawo Muyingo

Name: Michael Ssebugwawo Muyingo

Date: September 10, 2024

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